Exhibit 99.1

DarioHealth Announces 20-to-1 Reverse Stock Split

NEW YORK, August 25, 2025 – DarioHealth Corp. (Nasdaq: DRIO) (“Dario” or the “Company”), a leader in the global digital health market, today announced that a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of 20-for-1 is expected to be implemented at market open on August 28, 2025. The Company's Common Stock will begin trading on the Nasdaq Capital Market on a post-split basis at the market open on August 28, 2025, under the Company's existing trading symbol "DRIO", but will trade under a new CUSIP Number, 23725P 308.

After giving effect to the reverse share split of the Company’s Common Stock, each twenty (20) Common Stock will be combined into one (1) Common Stock, such that the Company’s 47,996,572 Common Stock outstanding will be reduced to approximately 2,399,829 Common Stock outstanding (the “Reverse Stock Split”). The Reverse Stock Split has no impact on the Company authorized shares, which remains 400,000,000 shares of common stock. No fractional shares will be issued as a result of the Reverse Stock Split as any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share on a per stockholder basis.

The Reverse Stock Split was approved by the Company’s board of directors under authority granted by the Company's stockholders at the Company’s 2025 Annual Meeting of Stockholders held on July 23, 2025.

The Reverse Stock Split will not impact any stockholder's percentage ownership of Dario or voting power, except for minimal effects resulting from the treatment of fractional shares.

All options, convertible securities including preferred stock, lock-up shares, restricted stocks (vested and unvested), restricted stock units and warrants of the Company outstanding prior to the Reverse Stock Split will be appropriately adjusted.

The Reverse Stock Split will not change the number of authorized shares of preferred stock, or the par value of common stock or preferred stock. After the Reverse Stock Split, the shares of the Company’s Common Stock will have the same proportional voting rights and rights to dividends and distributions. VStock Transfer, LLC, will act as the exchange agent for the Reverse Stock Split. Please contact VStock Transfer, LLC for further information at (212) 828-8436.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital health company revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Our platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Our user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about Dario and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of the Company related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses the implementation of the Reverse Stock Split. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corp. Corporate Contacts:

Zoe Harrison
VP, Accounting and Corporate Development

irteam@dariohealth.com

DarioHealth Corp. Investor Relations Contact:

Michael Lipari
SVP Corporate Development
irteam@dariohealth.com
+1-201-785-6310